Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended June			Year-To-Date June
	2023	2022	% Change	2023	2022	% Change
Southern Company –
Operating Revenues	$5,748	$7,206	(20.2)%	$12,228	$13,854	(11.7)%
Earnings Before Income Taxes	921	1,393	(33.9)%	1,816	2,556	(29.0)%
Net Income Available to Common	838	1,107	(24.3)%	1,700	2,139	(20.5)%

Alabama Power –
Operating Revenues	$1,689	$1,931	(12.5)%	$3,336	$3,580	(6.8)%
Earnings Before Income Taxes	337	508	(33.7)%	591	964	(38.7)%
Net Income Available to Common	312	383	(18.5)%	568	730	(22.2)%

Georgia Power –
Operating Revenues	$2,391	$3,121	(23.4)%	$4,567	$5,328	(14.3)%
Earnings Before Income Taxes	563	772	(27.1)%	911	1,187	(23.3)%
Net Income Available to Common	471	608	(22.5)%	767	993	(22.8)%

Mississippi Power –
Operating Revenues	$311	$434	(28.3)%	$702	$769	(8.7)%
Earnings Before Income Taxes	44	57	(22.8)%	115	107	7.5%
Net Income Available to Common	40	45	(11.1)%	98	87	12.6%

Southern Power –
Operating Revenues	$525	$899	(41.6)%	$1,033	$1,438	(28.2)%
Earnings Before Income Taxes	76	101	(24.8)%	108	116	(6.9)%
Net Income Available to Common	85	98	(13.3)%	187	170	10.0%

Southern Company Gas –
Operating Revenues	$852	$1,083	(21.3)%	$2,728	$3,140	(13.1)%
Earnings Before Income Taxes	114	151	(24.5)%	525	567	(7.4)%
Net Income Available to Common	85	115	(26.1)%	393	433	(9.2)%
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods.